SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

DIVIDEND CAPITAL TRUST INC.
(Exact name of small business issuer as specified in its charter)

Maryland	333-86234, 333-113170	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 1700 Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets

Purchase of MassPRIM Portfolio. On May 3, 2004, we acquired a fee interest in two distribution facilities totaling 426,500 (collectively “MassPRIM”). One building is located in Springdale, Ohio, a sub-market of Cincinnati, and is 65% leased and the other building is located in Riverport, Kentucky, a sub-market of Louisville and is 100% leased. The total estimated costs of MassPRIM is approximately $15.0 million (which includes approximately $145,000 that is payable to the Advisor), which was paid from proceeds from our public offering.

MassPRIM was acquired from an unrelated third party. The purchase price was determined through negotiations between the seller and the Advisor.  The total cost  of these acquisitions may increase by additional costs which have not yet been finally determined. We expect additional costs to be immaterial.

Item 7. Financial Statements and Exhibits.

              To be filed by amendment.  Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 60 days after May 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                        DIVIDEND CAPITAL TRUST INC.

May 14, 2004
	By:	/s/ Evan H. Zucker
Evan H. Zucker
Chief Executive Officer